Exhibit 10.6

AMENDMENT TO
RESTRICTED SHARE UNIT AGREEMENTS AND
CASH-SETTLED RESTRICTED SHARE UNIT AGREEMENTS

All Restricted Share Unit Agreements and Cash-Settled Restricted Share Unit Agreements issued under the Energy Partners, Ltd. 2006 Long Term Stock Incentive Plan or under the Energy Partners, Ltd. Amended and Restated 2000 Long Term Stock Incentive Plan are hereby amended by adding the following sentence at the end of Section 6:

“Such payment shall be made on such date following the applicable vesting date as may be determined by the Company but no later than sixty (60) days after the applicable vesting date.”

Dated: November 13, 2008
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary